Exhibit 10.20

THIRD AMENDMENT TO INDUSTRIAL LEASE

BETWEEN

GCT SEMICONDUCTORS, INC.

AND

STEPHENS & STEPHENS (RINGWOOD II), LLC

(Successor in Interest to FR/CAL Northwest Alpha, LLC)

This Third Amendment to Lease (“Third Amendment”) is dated this 6th day of April 2010 by and between GCT SEMICONDUCTOR, INC, a Delaware Corporation (“Lessee”), and STEPHENS & STEPHENS (RINGWOOD II), LLC (“Lessor”), a Delaware limited liability company, successor in interest to FR/CAL Northwest Alpha, LLC, a liability partnership (“Prior Owner”).

RECITALS

A. Original Lease: On February 15, 2001, Lessee and Prior Owner entered into a Lease covering 15,067 leasable square feet (the “Lease”) in the property at 2121 Ringwood Avenue, San Jose, California (“Leased Premises”).

B. First and Second Amendments to Lease: The First Amendment to Industrial Lease dated January 13, 2006 reduced the square footage leased to 9,919 square feet. The Second Amendment to Industrial Lease dated July 9, 2007 further amended the Lease.

C. Desire to Amend: Lessor and Lessee desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1. Controlling Document: When there is a conflict between the Third Amendment, the Second Amendment, the First Amendment and the Lease, the Third Amendment shall control.

2. Term: The term of the Lease is hereby extended for thirty-nine (39) months commencing September 15, 2010 and ending December 14, 2013.

3.	Rent:	Months	Amount NNN Rent
		1-3	Rent and Expense Free
		4-15	$6,348.16
		16-27	$6,546.54
		28-39	$6,744.92

4. Option to Renew: Lessee shall have one (1) Option to Renew the Term of the Lease for an extension of thirty-six (36) months. Tenant shall exercise such option, if at all, by giving written notice of such exercise to Landlord not more than nine (9) months and not less than six (6) months prior to the scheduled expiration of the Term. The base rental payable during such extension shall be equal to one-hundred percent (100%) of the fair market rental of the Premises with 4% annual increases. In no event shall the base rent, during the extension period, be less than that paid during the last month of the initial term of the Lease plus 4%.

5. Terms and Conditions: All other terms and conditions to be in accordance with the Lease and First and Second Amendments.

THIRD AMENDMENT TO INDUSTRIAL LEASE BETWEEN

GCT SEMICONDUCTOR, INC. AND STEPHENS & STEPHENS (RINGWOOD II), LLC

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives as of the day and year first above written.

LESSOR STEPHENS & STEPHENS (RINGWOOD II), LLC, MANAGER		LESSEE GCT SEMICONDUCTOR, INC.

by	/s/ Lane Stephens	by	/s/ Ron Wilderink
Lane B. Stephens, Manager
Ron Wilderink
(please print name)

CFO
Title

THIRD AMENDMENT TO INDUSTRIAL LEASE BETWEEN

GCT SEMICONDUCTOR, INC. AND STEPHENS & STEPHENS (RINGWOOD II), LLC